Worthington Industries, Inc. 200 Old Wilson Bridge Road Columbus, OH 43085

We hereby consent to the incorporation by reference in this Registration Statement of our report dated June 15, 2022, relating to the financial statements and supplemental schedule of the Worthington Industries, Inc. Deferred Profit Sharing Plan as of and for the fiscal year ended December 31, 2021, which report appears in the Annual Report on Form 11-K for the year ended December 31, 2021.

Meaden & Moore, Ltd. Certified Public Accountants

Cleveland, Ohio April 11, 2023